As filed with the Securities and Exchange Commission on July 3, 1996.
                     Registration No. 33-____________


          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549

                       FORM S-8

          REGISTRATION STATEMENT UNDER THE
                SECURITIES ACT OF 1933

           National Affiliated Corporation
(Exact name of registrant as specified in its charter)

              Louisiana                             72-0947819
           (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)    Identification No.)

             7228 England Drive, Suite 24
                    P.O. Box 12190
             Alexandria, Louisiana 71315
                    (318) 473-4355

(Address, including zip code,  and telephone number, including area code, of Registrant's principal executive offices)
               _______________________

  National Affiliated Corporation Stock Option Plan

               (Full title of the Plan)
               _______________________

Benjamin P. Wall              Copy to:          Michael W. Tankersley
Chief Executive Officer            Hughes & Luce, L.L.P.
National Affiliated Corporation    1717MainStreet, Suite 2800
7228 England Drive                 Dallas, Texas  75201
Suite 24
Alexandria, Louisiana 71303
(800) 673-2220
(Name, address, and telephone number,
including area code, of agent for service)
               _______________________

           CALCULATION OF REGISTRATION FEE


Title of each class
of Securities
to be Registered      Common Stock, no par value

Amount
to be
Registered(1)         385,466 shares

Proposed Maximum
Offering Price
per Share             $2.125

Proposed Maximum
Aggregate
Offering Price        $819,116

Amount of
Registration
Fee                   $282.45


 (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on the average of the high and low prices of National Affiliated Corporation's common stock reported on the "Over The Counter" market on June 24, 1996.





                        PART I

  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

  Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information.

  Not required to be filed with this Registration Statement.


                                  PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

  The following documents which have been previously filed with the Securities and Exchange Commission (the "Commission") by National Affiliated Corporation (the "Company") are incorporated by reference in this Registration Statement:

  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 and the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

  (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

   (c) The description of the Company's common stock (the "Common Stock"), contained in the Company's registration statement on Form 10 including any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this
Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

  Not applicable.

Item 5.   Interests of Named Experts and Counsel.

  Not applicable.

Item 6.   Indemnification of Directors and Officers.

  The Company's Bylaws provide that the Company may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the alleged conduct was unlawful.

  The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

  The Company's Bylaws further provide that a determination of the minimum standard required for indemnification may be made by either (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, and the board of directors so directs, by independent legal counsel in a written opinion, or (c) the Company's stockholders. The Company may advance expenses to the potential indemnity only if the Company's Board of Directors so authorizes and if the potential indemnity undertakes in writing to repay the expenses if it is subsequently determined that he is not entitled to indemnification. These indemnification provisions are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

  Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

  Not applicable.

Item 8.   Exhibits.

  The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 8 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.   Undertakings.

  (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Louisiana, on June 28, 1996.

                                NATIONAL AFFILIATED CORPORATION


                                By: /s/ Benjamin P. Wall
                                      Benjamin P. Wall,
                                      Chairman of the Board,
                                      Chief Executive Officer


                         POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Benjamin P. Wall, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:

           Signature                  Title                Date

     /s/ Benjamin P. Wall     Chairman of the Board,   June 20, 1996
       Benjamin P. Wall      Chief Executive Officer
                          (Principal Executive Officer)

      /s/ Jerry L. Johnston     Vice President and     June 24, 1996
        Jerry L. Johnston    Chief Financial Officer
                             (Principal Financial and
                               Accounting Officer)

      /s/ John I. Boxberger          Director         June 20, 1996
        John I. Boxberger

    /s/ Lynn Parks Clayton          Director           June 21, 1996
      Lynn Parks Clayton

   /s/ Robert F. Meredith, III      Director           June 19, 1996
     Robert F. Meredith, III

     ____________________            Director         June ___, 1996
       G. Vaughn Walton

      /s/ Bobby Williams            Director           June 20, 1996
        Bobby Williams

     ____________________   Vice Chairman and Director June ___, 1996
        Dan Van Wormer



                  INDEX TO EXHIBITS




Exhibit
 Number             Exhibit                                  Sequentially
                                                             Numbered Page

4.1    National Affiliated Corporation Stock Option Plan          9

5.1    Opinion of Bolen, Erwin & Johnson.                         16

23.1   Consent of Bolen, Erwin & Johnson
          (Contained in Exhibit 5.1)                              16

23.2   Consent of Deloitte & Touche, L.L.P.                       17

24.1   Power of Attorney (Contained at page 7)                    7


                     EXHIBIT 4.1

           NATIONAL AFFILIATED CORPORATION
                  STOCK OPTION PLAN


  1. Purpose of the Plan. This Plan shall be known as the National Affiliated Corporation Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of National Affiliated Corporation and its subsidiaries.

  Options granted under this Plan are not intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

  2.   Definitions.  As used herein, the following definitions shall apply:

       (a)  "Board" shall mean the Board of Directors of the Corporation.

       (b) "Common Stock" shall mean the Common Stock, no par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

       (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       (d) "Committee" shall mean the committee described in Section 18 that administers the Plan.

       (e) "Corporation" shall mean National Affiliated Corporation, a Louisiana corporation.

       (f) "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

       (g) "Disinterested Director" shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded an Option pursuant to the Plan or any other plan of the Corporation or any of its affiliates (except as provided in Section 18(c) of this Plan and as may be permitted by Rule 16b-3 promulgated under the Exchange Act).

       (h) "Employee" shall mean any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

       (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (j) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ/NMS or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

       (k) "Option" shall mean a stock option granted pursuant to Section 6 of this Plan.

       (l) "Optionee" shall mean any Employee or director who receives an Option.

       (m) "Participant" shall mean an Employee or director who receives an Option pursuant to this Plan.

       (n) "Plan" shall mean the National Affiliated Corporation Stock Option Plan, as amended from time to time.

       (o) "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as Rule 16b-3 may be amended from time to time and any successor provisions to Rule 16b-3 under the Exchange Act.

       (p) "Subsidiary" shall mean any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

  3. Term of Plan. The Plan has been adopted by the Board and shall be deemed effective as of the date of such approval, and shall continue in effect until terminated pursuant to Section 18(a) hereof.

  4. Shares Subject to the Plan. Except as otherwise provided in Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 385,466 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, be available for the grant of additional Options under this Plan, subject to the limitations set forth above.

  5. Eligibility. Options may be granted under Section 6 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as shall be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan.

  6. Grant of Options. Except as provided in Section 18(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer. Each Option shall not be transferable otherwise than by will or the law of descent and distribution, and is exercisable, during the Participant's lifetime, only by the Participant.

  7. Time of Grant of Options. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

  8. Price. The Option price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant.

  9. Vesting. Subject to Section 11 of this Plan, each Option under the Plan shall vest in accordance with the vesting provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting upon any sale of the Corporation or similar transaction. A Participant's Option agreement may contain such additional provisions with respect to vesting as the Committee shall specify.

  10. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price.

  If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if
(a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

  11. When Options May be Exercised. No Option shall be exercisable at any time after the expiration of years from the Date of Grant. In addition, if an Optionee of a Option ceases to be an employee or a director of the Corporation or any Related Corporation for any reason, such Optionee's vested Options shall not be exercisable after (a) 30 days following the date such Optionee ceases to be an employee or director of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) 180 days following the date such Optionee ceases to be an employee or director of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Option and 180 days after the date of the Optionee's death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Options; the Committee may determine that the exercise period for Option shall have a shorter duration than as specified above.

  12. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Committee shall specify.

  13. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, cancelling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

  14. Conditions Upon Issuance of Shares. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares shall comply with all provisions of applicable federal and state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed.

       As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

       The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to lawfully sell or issue such shares. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

       No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant.

       Any Common Stock issued pursuant to the exercise of an Option to a person who would be deemed an officer or director of the Corporation under Rule 16b-3 shall not be transferred until at least six months have elapsed from the Date of Grant to the date of disposition of the Common Stock.

  15. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan shall be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

  16. Modification of Options. Except as provided in Section 18(c) of this Plan, at any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option or conflict with the provisions of Rule 16b-3.

  17. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend shall have occurred, then there shall be substituted for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option agreement.

  18.  Administration.

       (a) Notwithstanding anything to the contrary herein, to comply with the requirements of Rule 16b-3, the Plan shall be administered by the members of the Board who are Disinterested Directors, who shall comprise a committee of Disinterested Directors duly appointed by the Board to administer the Plan (the group responsible for administering the Plan is referred to herein as the "Committee"). Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements in the forms as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. Except with respect to Sections 18(b) and (c) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan (subject to Section 18(e)); and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

       (b) Members of the Committee shall be specified by the Board, and shall consist solely of Disinterested Directors. Disinterested Directors shall not be eligible to receive options to purchase Common Stock pursuant to
Section 6 of the Plan, except as specifically provided under Sections 18(c).

       (c) Each director (including any Disinterested Director who so qualifies) who is (i) not an employee or officer of the Corporation or any Subsidiary, and (ii) not a stockholder, or an employee or affiliate of a stockholder, who beneficially owns, directly or indirectly, 500,000 or more shares of the issued and outstanding Common Stock (an "Outside Director"), shall automatically be granted, as of the date of adoption by the Corporation of this Plan, Options to purchase 10,000 shares of Common Stock. In addition, each Outside Director who joins the Board of Directors of the Corporation after the date of adoption of this Plan shall receive, effective as of the date such Outside Director joins the Board of Directors, Options to purchase 10,000 shares of Common Stock. The purchase price or prices for Common Stock subject to an option granted under this Section 18(c) shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. One-half of the shares of Common Stock subject to such Options shall vest as of the Date of Grant. The remaining shares shall vest thereafter in two equal annual increments commencing on the first anniversary of the Date of Grant.
Such Options shall expire, and shall not be exercisable with respect to any vested portion upon any termination of a holder's service as provided in
Section 11. This Section 18(c) shall not be amended more than once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or changes in the rules promulgated thereunder, or other applicable law.

       (d) Provided the Plan is approved by the shareholders of the Corporation, notwithstanding Sections 18(a) and (c), to comply with Rule 16b-3, no amendment may thereafter be made without the approval of the shareholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, which amendment would materially (i) increase the benefits accruing to Participants, (ii) increase the number of securities which may be issued under the Plan, other than in accordance with Section 17 hereof, or (iii) modify the requirements as to eligibility for participation in the Plan.

  19. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

  20. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

  21. Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Louisiana and the United States, as applicable, without reference to the conflict of laws provisions thereof.

  22. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                EXHIBITS 5.1 AND 23.1

         [Bolen, Erwin & Johnson. Letterhead]

                    June 26, 1996

National Affiliated Corporation
7228 England Drive, Suite 24
P.O. Box 12190
Alexandria, Louisiana

               Re:  Registration Statement on Form S-8 for the
                    National Affiliated Corporation Stock Option Plan

Ladies and Gentlemen:

  We have acted as general counsel to National Affiliated Corporation, a Louisiana corporation, (the "Company"), who has asked me to submit this letter, in connection with the registration under the Securities Act of 1933, as amended, of 385,466 shares (the "Shares") of the Company's common stock (no par value) (the "Common Stock"), issuable upon the exercise of stock options granted pursuant to National Affiliated Corporation
Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about June 26, 1996 (the "Registration Statement").

  In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates with respect to the accuracy of material factual matters contained therein which were not independently established.

  Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

  We consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                             /s/   BOLEN, ERWIN & JOHNSON


                     EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of National Affiliated Corporation on Form S-8 of our report dated March 6, 1996, appearing in the Annual Report on Form 10-KSB of National Affiliated Corporation for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
June 21, 1996